CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Templeton China World Fund on Form N-1A, of our report dated September 25, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual Report to shareholders of Templeton China World Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
April 17, 2003